Exhibit (a)(1)(xx)

February 8, 2005
                             OFFER DEADLINE EXTENDED
                             -----------------------

Dear Elmer's Shareholder:

As you may know, ERI Acquisition Corp. ("Purchaser") has made a cash tender offer to purchase your shares in Elmer's Restaurants, Inc. (Nasdaq symbol: ELMS) for $7.50 per share. This cash tender offer is described more fully in the Offer to Purchase filed with the Securities and Exchange Commission ("SEC") as Exhibit
(a)(1)(i) (the "Offer to Purchase") to the Schedule TO-T/13E-3 on December 20, 2004. The Offer to Purchase was amended and restated on January 18, 2005, and amended further on February 8, 2005, pursuant to amendments to the Schedule TO-T/13E-3 filed with the SEC. A SUMMARY OF THE AMENDMENTS TO THE TENDER OFFER, WHICH EXPAND, SUPPLEMENT AND/OR CLARIFY CERTAIN DISCLOSURES, IS ENCLOSED. THE FINANCIAL TERMS OF THE OFFER HAVE NOT CHANGED. PURCHASER HAS EXTENDED THE TENDER OFFER UNTIL FEBRUARY 16, 2005 IN PART TO GIVE SHAREHOLDERS ADDITIONAL TIME TO REVIEW THE ENCLOSED SUMMARY (AND THE AMENDMENTS) IN CONNECTION WITH THEIR INVESTMENT DECISION WHETHER TO PARTICIPATE IN THE TENDER OFFER.

IF YOU HAVE ALREADY TENDERED YOUR SHARES, AND YOU STILL WISH TO PARTICIPATE IN THE TENDER OFFER, YOU DO NOT NEED TO TAKE ANY FURTHER ACTION.

If you have not received information regarding the tender offer, please call the Information Agent for the tender offer, Robert Roach, at OTR, Inc. (503) 225-0375 to request copies. The documents, including the amendments, are also available online on the SEC's EDGAR system www.sec.gov and at www.elmers-restaurants.com (click on Financial Information and look for Acquiring Group Documents).

IF YOU WISH TO TENDER YOUR SHARES, YOU MUST TELEPHONE YOUR BROKER AND INSTRUCT THEM TO TENDER YOUR SHARES BEFORE THE "REPLY BY" DATE.

The "Reply By" date and contact information for your broker is located on the cover page that accompanied this mailing. The "Reply By" date varies depending on your broker, but the "Reply By" date typically is several days prior to the date action must be taken. In this case, since the scheduled expiration date of the tender offer has been extended to February 16, 2005, the "Reply By" date will likely be several days prior to February 16, 2005.

If you have any questions regarding the tender offer or how to tender your shares, please feel free to contact the Information Agent for the tender offer, Robert Roach, at OTR, Inc. (503) 225-0375.

Sincerely,

/s/ BRUCE N. DAVIS
Bruce N. Davis
President, ERI Acquisition Corp.

Additional tender offer materials (such as this letter) published, sent or given to security holders after commencement of a tender offer must include the information described in SEC Rule 14d-6(b). The information that must be disclosed pursuant to SEC Rule 14d-6(b) is set forth on the reverse side of this letter.

               INFORMATION REQUIRED PURSUANT TO SEC RULE 14D-6(B)

IDENTITY OF THE SUBJECT COMPANY:         Elmer's Restaurants, Inc., an Oregon
                                         corporation (the "Company").

IDENTITY OF THE BIDDER:                  ERI Acquisition Corp., an Oregon
                                         corporation ("Purchaser") led by Bruce
                                         N. Davis, Chairman of the Board,
                                         President and Chief Executive Officer
                                         of the Company, William W. Service, a
                                         director and the former Chief Executive
                                         Officer of the Company, Thomas C.
                                         Connor, Corydon H. Jensen, Jr., Dennis
                                         M. Waldron, Richard C. Williams, and
                                         Donald W. Woolley, each of whom is a
                                         member of the Company's board of
                                         directors, Linda Ellis-Bolton, Karen K.
                                         Brooks, Richard P. Buckley, David D.
                                         Connor, Stephanie M. Connor, Debra A.
                                         Woolley-Lee, Douglas A. Lee, David C.
                                         Mann, Sheila J. Schwartz, Gerald A.
                                         Scott, a Vice President of the Company,
                                         Gary N. Weeks, Gregory W. Wendt, Dolly
                                         W. Woolley, and Donna P. Woolley (each
                                         a "Continuing Shareholder" and
                                         collectively, the "Continuing
                                         Shareholders").

AMOUNT AND CLASS OF SECURITIES BEING     Purchaser has offered to purchase all
SOUGHT:                                  of the outstanding shares of the
                                         Company's no par value common stock
                                         ("Shares") not already owned by the
                                         Continuing Shareholders. As of February
                                         3, 2005, 1,842,945 Shares were
                                         outstanding, of which the Continuing
                                         Shareholders collectively owned
                                         1,086,344 Shares. In addition, as of
                                         February 3, 2005, options held by
                                         individuals other than the Continuing
                                         Shareholders to acquire up to 128,098
                                         Shares were outstanding and had an
                                         exercise price less than the Offer
                                         Price. Shares issued upon exercise of
                                         such options will also be subject to
                                         the tender offer.

TYPE AND AMOUNT OF CONSIDERATION BEING   Purchaser is offering to pay $7.50 per
OFFERED:                                 Share in cash, without interest and
                                         less any required withholding taxes.

SCHEDULED EXPIRATION DATE:               You may tender your Shares until 12:00
                                         midnight, Eastern Standard Time, on
                                         February 16, 2005, which is the
                                         scheduled expiration date of the
                                         offering period, unless Purchaser
                                         decides to extend the offering period.
                                         PLEASE NOTE THAT IF YOU WISH TO TENDER
                                         YOUR SHARES, YOUR BROKER MAY REQUIRE
                                         YOU TO TAKE ACTION BEFORE THE SCHEDULED
                                         EXPIRATION DATE IN ORDER TO PROCESS
                                         YOUR REQUEST. (SEE THE "REPLY BY" DATE
                                         SHOWN IN THE COVER LETTER FROM YOUR
                                         BROKER THAT ACCOMPANIED THIS MAILING).

EXTENSION OF TENDER OFFER:               Purchaser may elect to extend the
                                         tender offer if all of the conditions
                                         have not been satisfied or waived by
                                         the scheduled expiration date.
                                         Purchaser can extend the tender offer
                                         by issuing a press release no later
                                         than 9:00 a.m., Eastern Standard Time,
                                         on the business day following the
                                         scheduled expiration date of the tender
                                         offer, stating the extended expiration
                                         date and the approximate number of
                                         Shares tendered to date.